SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2013, we entered into an amended and restated $475.0 million unsecured revolving credit facility, which replaced our previously existing $475.0 million revolving credit facility, and includes an accordion feature that allows for an additional $75.0 million of borrowing capacity subject to additional lender commitments. Our new revolving credit facility is originally scheduled to mature in January 2018. Assuming no defaults have occurred, we have an option to extend the maturity for two additional six-month periods. The interest rate on the new facility at our current credit ratings is LIBOR plus 110 basis points and the annual facility fee is 20 basis points. The interest rate and facility fee under the new facility are based on the higher of the publicly announced ratings from Moody’s Investors Service or Standard & Poor’s Ratings Services. The financial and other covenants under the new facility are similar to our previous credit facility. We use our revolving credit facility for working capital purposes and for the short-term funding of our development and acquisition activity and, in certain instances, the repayment of other debt. The continued ability to borrow under the revolving credit facility allows us to quickly capitalize on strategic opportunities at short-term interest rates.

We simultaneously amended and restated our $200.0 million, five-year unsecured bank term loan, which was scheduled to mature in January 2018. The loan is now scheduled to mature in January 2019 and the interest rate, based on our current credit ratings, was reduced from LIBOR plus 135 basis points to LIBOR plus 120 basis points. We also simultaneously amended and restated our $225.0 million, seven-year unsecured bank term loan to conform certain provisions to our other credit facilities.

The foregoing description of the amended and restated credit facilities is not complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information in this report set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10.1
Fourth Amended and Restated Credit Agreement, dated as of November 12, 2013, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and the Other Lenders named therein

10.2
Amended and Restated Five-Year Term Loan Agreement, dated as of November 12, 2013, by and among the Company, the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the Other Lenders named therein

10.3
Amended and Restated Seven-Year Term Loan Agreement, dated as of November 12, 2013, by and among the Company, the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the Other Lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: November 13, 2013